Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

APPDYNAMICS, INC.

AppDynamics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is AppDynamics, Inc. The Corporation was originally incorporated under the name of Singularity Technologies, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 1, 2008.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

C. This Amended and Restated Certificate of Incorporation was duly approved by the stockholders of the Corporation in accordance with Section 228 of the DGCL.

D. The Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, AppDynamics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David Wadhwani, a duly authorized officer of the Corporation, on [             ], 2017.

David Wadhwani, Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is AppDynamics, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,100,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, having a par value of $0.001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, having a par value of $0.001 per share (the “Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law and except as provided in Section 4.2 hereof, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2 Number of Directors; Election; Term.

(a) The number of directors that constitutes the entire board of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws of the corporation. At each annual meeting of the stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholder’s meeting called and held in accordance with the DGCL.

(b) Notwithstanding the foregoing Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, effective upon the initial sale of shares of common stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Effective Date”), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

(d) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors a director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of at least 66 2⁄3% in voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon.

5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock certificate of designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding stock of the Corporation entitled to vote thereon.

ARTICLE VII

7.1 No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting. Prior to such conversion, any action required or permitted to be taken by stockholders of the Corporation that could be effected at a duly called annual or special meeting of the stockholders may be effected by written consent in lieu of such meeting.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the affirmative vote of a majority of the Board of Directors, the chairperson of the Board of Directors, the lead independent director, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors, by the affirmative vote of a majority of the Board of Directors, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3 No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

7.4 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this corporation’s Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the corporation shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws of the corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE X

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this

Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).